Exhibit 10.7

EXECUTION COPY

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (the “Agreement”) is made and entered into as of December 10, 2003, by and among Vision Acquisition Corporation, a Delaware corporation (the “Buyer”), Peek Corporation, a Delaware corporation, Peek Traffic, Inc., a Delaware corporation (“PTI”) and Peek Traffic Systems, Inc. a Florida corporation (“PTSI”, and together with PTI and Peek Corporation, “Sellers”), BNP Paribas, as security agent for the lenders (the “Security Agent”) under (i) that certain Restated Credit Agreement, dated December 20, 2000 and amended and restated on March 22, 2002 (as so amended and restated and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Restated Credit Agreement”), among Peek Holding Corporation (“Peek Holding”), certain of its subsidiaries from time to time party thereto (the “Subsidiaries” and together with Peek Holding and the Sellers, the “Peek Entities”), BNP Paribas, as Facility Agent and Security Agent, and the other financial institutions and agents from time to time party thereto, and (ii) that certain Restated Loan Agreement, dated December 20, 2000 and amended and restated on February 12, 2001 and March 22, 2002 (as so amended and restated and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Restated Loan Agreement”), among Peek Holding, the Subsidiaries, BNP Paribas, as Facility Agent and Security Agent, and the other financial institutions and agents from time to time party thereto,and LaSalle Bank National Association, a national banking association duly organized and existing under the laws of the United States of America, with its principal office in Chicago, Illinois (the “Escrow Agent”).

A.            Buyer and Sellers have entered into an Asset Purchase Agreement dated as of December 10, 2003 (the “Asset Purchase Agreement”), pursuant to which Buyer is acquiring the assets of a certain Business of the Sellers.  Capitalized terms used herein and not defined shall have the meaning ascribed thereto in the Asset Purchase Agreement.

B.            Section 6.4(c) of the Asset Purchase Agreement provides that a number of shares of the common stock of Quixote Corporation (“Quixote”), the Buyer’s parent, valued at the Formula Price Per Share which equals Three Million Seven Hundred and Fifty Thousand Dollars ($3,750,000) paid as part of the Consideration to Sellers as Consideration Stock (the “Initial Escrowed Shares”) be placed in escrow to secure the indemnification rights of the Sellers to the Buyer under the Asset Purchase Agreement.

C.            Pursuant to the terms and conditions of a US Security Agreement, dated as of December 20, 2000 among Peek Holding, certain of its subsidiaries and the Security Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), the Sellers granted to the

Security Agent a lien on and security interest in the Escrowed Shares as security for the Secured Obligations (as defined in the Security Agreement).

D.            Pursuant to the terms of the Security Agreement, the Sellers are required to pledge the Escrowed Shares to the Security Agent in order to perfect such lien.

E.             The security interest granted by Sellers in favor of the Security Agent hereby is to secure (i) payment and performance of the Secured Obligations, (ii) any and all other debts, liabilities and obligations of the Peek Entities to the lenders under the Restated Credit Agreement and the Restated Loan Agreement (collectively, the “Lenders”) and (iii) any and all other debts, liabilities and obligations of the Peek Entities to the Lenders of every kind and description, direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising, whether or not such obligations are related to the transactions described herein, by class, or kind, or whether or not contemplated by the parties at the time of the granting of this security interest, regardless of how they arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument (subclauses (i), (ii) and (iii) collectively, the “Obligations”).

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

ESTABLISHMENT OF ESCROW

1.1           Simultaneously with the execution of this Agreement, the following shall occur, all of which shall be acknowledged by Buyer, Sellers, Security Agent and the Escrow Agent.

(a)           Each of Buyer, Sellers and Security Agent appoints the Escrow Agent to hold the Escrowed Shares (defined below) solely in accordance with the terms herein.  The Escrow Agent accepts this appointment and agrees to accept and hold the Escrowed Shares solely in accordance with the terms of this agreement.

(b)           Buyer on behalf of the Sellers, will deposit with the Escrow Agent, all of the Initial Escrowed Shares evidenced by a duly authorized stock certificate for the Initial Escrowed Shares registered in the name of the Sellers along with a stock power executed in blank. Any shares of Quixote capital stock attributable to the Escrowed Shares that results from any stock dividend, reclassification, stock split, subdivision or combination of shares, recapitalization, merger or other events generally made with respect to Quixote Common Shares (“Additional Shares”) shall be delivered to the Escrow Agent along with stock powers executed in blank and shall be held in the Escrow Account (and, as required under this Agreement, shall be released from the Escrow Account).  Unless otherwise indicated, as used in this Agreement, the term “Escrowed Shares” includes the Initial Escrowed Shares and any Additional Shares.  The Escrow Agent agrees to accept delivery of the Escrowed Shares and to hold such Escrowed Shares in Escrow in accordance with this Agreement and to release the Escrowed Shares out of Escrow as provided in this Agreement.  At the direction of the Security Agent, the Escrow Agent will transfer, as soon as reasonably practicable, such shares into the Escrow Agent’s name. The Buyer, Sellers and Security Agent agree that the Escrow Agent, in connection with the stock deposited pursuant to this Section 1.1, shall have (i) no responsibility to monitor the value of the stock; (ii) no responsibility to collect dividends; (iii) no responsibility to sell or otherwise trade the stock, but shall otherwise deliver the stock on written instructions only; and, (iv) no responsibility to ensure the legality of the registration of the stock.

(c)           The Escrow Agent shall maintain the Escrowed Shares in a separate account with that account number and name as identified in Schedule A to this Agreement (such account and any successor account, the “Escrow Account”) and the Escrow Agent shall not change such account number or name without prior notice to and consent of the Buyer and the Security Agent. The Escrow Agent does not have any interest in the Escrowed Shares deposited under this Agreement, but is serving as a securities intermediary and escrow holder only and only has possession of the Escrowed Shares.

(d)           Any cash dividends, dividends payable in property or other distributions of any kind  (other than Additional Shares which shall be treated in accordance with Section 1.1(a)) made in respect of the Escrowed Shares shall be distributed currently to the Security Agent.

(e)           The Sellers shall have the right to vote the Escrowed Shares deposited in the Escrow Account during such time that the Escrowed Shares are held in Escrow, subject to the terms of the Standstill Agreement dated December 10, 2003 between Quixote Corporation and Peek Corporation (the “Standstill Agreement”), and Buyer shall take all steps necessary to allow the exercise  of such rights.  While the Escrowed Shares remain in the Escrow Agent’s possession pursuant to this Agreement, the Sellers will retain and shall be able to exercise all other incidents of ownership of the Escrowed Shares that are not inconsistent with the terms and conditions of this Agreement, the Standstill Agreement, the Asset Purchase Agreement or the Security Agreement.

(f)            For purposes of this Agreement, “Quixote Common Shares” means shares of the common stock of Quixote Corporation, $0.01 2/3 par value per share.

Article II

SECURITY INTEREST

2.1           The Sellers hereby pledge, assign, grant and transfer to the Security Agent, in furtherance of and consistent with the security interest granted by the Security Agreement, as security for the Obligations, a continuing first priority interest in and lien on the Escrowed Shares and each other item of property (including, without limitation, any investment property, financial asset, security, instrument, general intangible or cash) credited to the Escrow Account, whether now existing or hereafter acquired.

2.2           The Buyer, the Sellers, the Security Agent and the Escrow Agent confirm that (i) this Agreement is intended to establish both an escrow arrangement and a relationship between a securities intermediary and an entitlement holder under Article 8 of the UCC with respect to the Escrowed Shares and (ii) the Escrow Agent shall promptly comply with an entitlement order from the Buyer and Security Agent directing transfer or redemption of any financial asset relating to the Escrow Account without further consent by the Sellers and (iii) the Escrow Account is a “securities account” within the meaning of Section 8-501 of the UCC.

2.3           In the event that the Escrow Agent has or subsequently obtains by agreement, by operation of law or otherwise a security interest in the Escrow  Account or any security entitlement credited thereto, the Escrow Agent hereby agrees that such security interest shall be subordinate to the security interest of the Security Agent.  The financial assets and other items deposited to the Escrow Account will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any person other than the Security Agent (except as provided for the benefit of the Buyer or the Escrow Agent under this Agreement).

2.4           The Escrow Agent hereby represents and warrants to the Buyer, the Security Agent and the Sellers, that except for the claims and interest of the Security Agent, Buyer and the Sellers in the Escrow Account, the Escrow Agent does not know of any claim to, or interest in, the Escrow Account or in any “financial asset” (as defined in Section 8.102(a) of the UCC) credited thereto.  If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Escrow Account or in any financial asset carried therein, the Escrow Agent will promptly notify the Buyer, Security Agent and the Sellers thereof.  The Escrow Agent hereby covenants and agrees that it will not (i) enter into any agreement with the Sellers or the Buyer purporting to limit or condition the obligation of the Escrow Agent to comply with entitlement orders as set forth in Section 2.2 hereof or (ii) enter into, any agreement with any other person relating to the Escrow Account and/or any financial assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the UCC) of such other person.

2.5           Seller and Security Agent hereby agree that this is a Security Document (as defined in the Intercreditor Deed, dated December 20, 2000, among Peek Holding, the other companies named therein, the other financial and other institutions named therein and Thermo Power Corporation).

ARTICLE III

INVESTMENT OF ESCROW FUND

3.1           Any funds which become part of the Escrow Account shall be invested as soon as reasonably practicable, including income earned on said investment, in the Federal Treasury Obligations Fund (“Trust Shares”).

3.2           The Escrow Agent shall not be responsible to Buyer, Sellers or Security Agent or any other person or entity for any loss or liability arising in respect of any directed investment in Section 3.1 except to the extent that such loss or liability arose from the Escrow Agent’s gross negligence or willful misconduct.

ARTICLE IV

DISBURSEMENTS FROM THE ESCROW ACCOUNT

4.1           The Escrow Account shall secure the indemnification obligations of the Sellers to Buyer, as set forth in Article VI of the Asset Purchase Agreement.  In the event that Buyer shall claim a right to payment under the Asset Purchase Agreement, Buyer shall send written notice of such claim to each of the Escrow Agent, the Sellers and the Security Agent.  Such notice shall be signed by an officer of Buyer, and the Escrow Agent shall be entitled to rely on such notice as being duly authorized and executed by Buyer.  As promptly as possible after Buyer has given such notice, Buyer and the Sellers shall establish the accuracy of such claim (by mutual agreement, arbitration, litigation or otherwise) in accordance with the provisions of the Asset Purchase Agreement and, upon final determination of the merits of such claim shall notify Escrow Agent and the Security Agent (either by means of a certified copy of the judgment, a certified copy of the arbitration decision, or a written instrument executed by Buyer and the Sellers of the terms of such determination (including instructions for the amount of disbursements, the recipient of the disbursement, and the manner of disbursement and delivery instructions) (the “Disbursement Notice”).  Sellers hereby covenant and agree with the Security Agent that Sellers will not consent to any Disbursement Notice or any release from escrow of the Escrowed Shares or cash or other property without the prior written consent of the Security Agent which consent shall not be unreasonably withheld or delayed (it being expressly understood that in ascertaining the reasonableness of any refusal of consent, any basis for such refusal which is not related to the relevant claim, or to the rights of any party under the Asset Purchase Agreement or to the rights of any party under this Agreement will be deemed not to be reasonable) .  In the event that there is an unresolved dispute or conflict with respect to the accuracy of the claim, the Escrow Agent shall refuse to comply with any instructions or demands with respect to the Escrowed Shares so long as such dispute or conflict shall continue, and the Escrow Agent shall not be or become liable to the parties for failure or refusal to comply with such conflicting claims, instructions or demands.

4.2           Upon receipt of the Disbursement Notice, Escrow Agent shall thereupon transfer to Buyer out of the Escrow Account a number of shares of Quixote Common Stock (the “Forfeited Shares”) stated in such Disbursement Notice which shall be equal to (A) the amount of disbursement specified as owing to Buyer pursuant to the Disbursement Notice and the documents attached thereto divided by the “Formula Price Per Share” under the Asset Purchase Agreement, rounded to the nearest whole share.  Buyer is entitled to direct Quixote to cancel such Forfeited Shares upon its receipt thereof.

4.3           Upon termination of this Agreement, the remainder of the Escrowed Shares and any other amounts held in the Escrow Account (including all the securities in which any of the funds deposited into the Escrow Account shall have been invested) shall be distributed in accordance with Article VII.

4.4           Notwithstanding anything herein to the contrary, any and all calculations required to be made pursuant to a disbursement request shall be provided to the Escrow Agent by the party so requesting the disbursement.

ARTICLE V

COMPENSATION; EXPENSES

5.1           In consideration for its services as Escrow Agent, the Escrow Agent shall be entitled to receive the compensation set forth in Exhibit B hereto, as well as the reimbursement of all reasonable out-of-pocket costs and expenses actually incurred by the Escrow Agent in the performance of its duties hereunder. Buyer shall pay 50% of such compensation and expenses and Sellers shall pay 50% of such compensation and expenses.

5.2           In the event that the Escrow Agent is authorized to make disbursements to any party to this Escrow Agreement pursuant to and in accordance with the terms of this Escrow Agreement, and fees and expenses are due and payable to the Escrow Agent pursuant to the terms of this Escrow Agreement by the party receiving such disbursement, the Escrow Agent is hereby authorized to offset such amounts due and payable to it against such disbursement to that party. Other than such fees and expenses, the Escrowed Shares, assets and other items deposited to the Escrow Account will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any person other than the Security Agent and the Buyer.  In the event that the Escrow Agent has or subsequently obtains by agreement, by operation of law or otherwise a security interest in the

Escrow Account or any security entitlement credited thereto, the Escrow Agent hereby agrees that such security interest shall be subordinate to the security interest of the Security Agent.

ARTICLE VI

EXCULPATION AND INDEMNIFICATION

6.1           The obligations and duties of the Escrow Agent are confined to those specifically set forth in this Agreement.  In the event that any of the terms and provisions of any other agreement between any of the parties hereto conflict or are inconsistent with any of the terms and provisions of this Agreement, the terms and provisions of this Agreement shall govern and control in all respects.  The Escrow Agent shall not be subject to, nor be under any obligation to ascertain or construe the terms and conditions of any other instrument, whether or not now or hereafter deposited with or delivered to the Escrow Agent or referred to in this Agreement, nor shall the Escrow Agent be obligated to inquire as to the form, execution, sufficiency, or validity of any such instrument nor to inquire as to the identity, authority, or rights of the person or persons executing or delivering same.

6.2           The Escrow Agent shall not be personally liable for any act which it may do or omit to do hereunder in good faith and in the exercise of its own best judgment.  Any act done or omitted to be done by the Escrow Agent pursuant to the advice of its attorneys shall be deemed conclusively to have been performed or omitted in good faith by the Escrow Agent.

6.3           In the event the Escrow Agent is notified of any dispute, disagreement or legal action among any of the Buyer, the Sellers, the Security Agent and any third party relating to or arising in connection with the escrow, the Escrow Fund, or the performance of the Escrow Agent’s duties under this Agreement, the Escrow Agent will not be required to determine the controversy or to take any action regarding it.  The Escrow Agent may hold all share certificates, documents and funds and may wait for settlement of any such controversy by final appropriate legal proceedings, arbitration, or other means as, in the Escrow Agent’s discretion, it may require.  In such event, the Escrow Agent will not be liable for interest or damage.  Furthermore, the Escrow Agent may, at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves.  The Escrow Agent is authorized, at its option, to deposit with the Clerk of the Court all documents and funds held in escrow, except all costs, expenses, charges, and reasonable attorneys’ fees incurred by the Escrow Agent due to the interpleader action and which Buyer and Sellers agree to pay (“Interpleader Costs”). Buyer shall pay 50% of any such Interpleader Costs and Sellers shall pay 50% of any such Interpleader Costs. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

6.4           Buyer and Sellers hereby agree jointly and severally, to indemnify and hold the Escrow Agent harmless from and against all costs, damages, judgments, attorney’s fees (whether such attorneys shall be regularly retained or specifically employed),  expenses, obligations and liabilities of every kind and nature which the Escrow Agent may incur, sustain, or be required to pay in connection with or arising out of this Agreement, unless the aforementioned results from the Escrow Agent’s gross negligence or willful misconduct,  and to pay the Escrow Agent on demand the amount of all such costs, damages, judgments, attorney’s fees, expenses, obligations, and liabilities. The foregoing indemnities in this paragraph shall survive the resignation or substitution of the Escrow Agent or the termination of this Agreement.

ARTICLE VII

TERMINATION OF AGREEMENT

7.1           This Agreement may be terminated at any time upon the receipt by the Escrow Agent of three (3) business days prior written notice of termination by Buyer and Security Agent directing the distribution of all assets then held by the Escrow Agent under and pursuant to this Agreement.

7.2           This Agreement shall automatically terminate if and when all Escrowed Shares and other amounts in the Escrow Account (including all the securities in which any of the funds deposited into the Escrow Account shall have been invested) shall have been distributed by the Escrow Agent in accordance with the terms of this Agreement; provided, however, that the rights and obligations of the parties hereto shall survive the termination hereof.

7.3           This Agreement shall automatically terminate on the second anniversary of the date of this Escrow Agreement; provided, however, that if Buyer has provided notice to the Sellers under Section 6.5 of the Asset Purchase Agreement (as well as a copy of such notice to the Security Agent under this Agreement) of any claim(s) by Buyer for indemnification that has not been finally resolved and settled prior to the second anniversary hereof (the “Unresolved Claims Notice”), the Escrow provided under this Agreement shall continue until the final resolution and settlement of such claim, and the Escrow Agent shall continue to hold a number of the Escrowed Shares equal to Buyer’s good faith estimate (the “Estimate”) of the amount of Losses attributable to such claim(s) divided by the Formula Price Per Share, provided however, that Sellers shall not be required to deposit any additional Quixote Common Shares to the Escrow Account.  The balance of the Escrow Amount in excess of the Estimate shall be distributed to the Security Agent promptly following such second anniversary.

ARTICLE VIII

RESIGNATION OR REMOVAL OF ESCROW AGENT

8.1           The Escrow Agent may resign at any time upon giving at least thirty (30) days prior written notice to Buyer and Security Agent; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: Buyer and Security Agent shall use their best efforts to select a successor escrow agent within thirty (30) days after receiving such notice.  If Buyer and Security Agent fail to appoint a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent.  The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent.   Upon delivery of such instrument, the Escrow Agent shall be discharged from any further duties and liability under this Agreement. The Escrow Agent shall be paid any outstanding fees and expenses prior to transferring assets to a successor escrow agent.

8.2           The Buyer and Security Agent may remove the Escrow Agent at any time by giving to the Escrow Agent thirty (30) days prior written notice signed by Buyer and Security Agent.  Buyer and Security Agent shall use best efforts to select a successor escrow agent pursuant to Section 8.1 (above).

ARTICLE IX

NOTICES

9.1           All notices required by this Agreement shall be in writing and shall be deemed to have been received (a) immediately if sent by facsimile transmission (with a confirming copy sent the same Business Day by registered or certified mail), or by hand delivery (with signed return receipt), or (b) the next Business Day if sent by nationally recognized overnight courier, in any case to the respective addresses as follows:

If to Buyer:

Vision Acquisition Corporation
30th Floor
One East Wacker Drive
Chicago, Illinois 60601
Attention: Leslie J. Jezuit
Fax: 312/467-1356

With a copy (which will not constitute notice) to:

Holland & Knight LLC
131 S. Dearborn, 30th floor
Chicago, Illinois 60603
Attention: Anne Hamblin Schiave
Fax: 312/578-6666

If to Sellers:

Peek Traffic, Inc.
Peek Traffic Systems, Inc.
c/o Peek Corporation
2511 Corporate Way
Palmetto, FL 34221
Attn: Andy Roake, CEO
Facsimile: 941-365-0837

With a copy (which shall not constitute notice) to:

Allen & Overy
1221 Avenue of the Americas
New York, NY 10020
Attn: Hugh McDonald
Facsimile: 212-610-6399

If to the Security Agent:

BNP Paribas
Ten Harewood Avenue
London NW11AA England

Attention: Matthew Gibbons
Tel: +44 0207 595-4734
Fax:+44 0207 595-5596

With a copy (which shall not constitute notice) to:

Ashurst Morris Crisp
Broadwalk House
5 Appold Street
London EC2A 2HA

Attention: Peter Hughes
Tel: +44 0207 859 1895
Fax: +44 0207 638 1112

If to the Escrow Agent:

LaSalle Bank National Association
135 South LaSalle Street
Suite 1960
Chicago, IL 60603
Attention: Stacy M. Coleman
Telephone: (312) 904-2936
Fax: (312) 904-2236

9.2   Sellers, Buyer and Escrow Agent hereby agree that they will copy (at the address set forth above) all parties to this Agreement on all notices delivered in connection with this Agreement or the Asset Purchase Agreement.

ARTICLE X

GOVERNING LAW

10.1         This Agreement and the Escrow Account (and any claims or disputes arising out of or relating hereto or to the transactions contemplated hereby or to the inducement of any Party to enter into herein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be governed by and construed in accordance with the substantive laws of the State of Illinois without reference to any conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

10.2         Any legal action, suit or proceeding arising out of or relating to this Agreement shall be instituted exclusively in the courts of the State of Illinois, located in the City of Chicago or, provided subject matter jurisdiction exists, in the United States Federal Court for the Northern District of Illinois, located in Chicago, Illinois, and each party hereto agrees not to assert as a defense in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such courts, that its property is exempt or immune from attachment or execution, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.  Each party further irrevocably submits to the exclusive jurisdiction of such courts in any such action, suit or proceeding.

ARTICLE XI

AUTOMATIC SUCCESSION

11.1         Any bank or corporation into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any bank or corporation to whom the Escrow Agent may transfer a substantial amount of its Escrow business, shall be the successor to the Escrow Agent without the execution or filing of any paper or any further act on the part of any of the parties, anything herein to the contrary notwithstanding.

ARTICLE XII

AMENDMENT AND MODIFICATION, WAIVER AND ASSIGNMENT

12.1         This Agreement may be amended or modified only by a written amendment, signed by Buyer, Sellers, Security Agent and the Escrow Agent, and no waiver of any provision hereof shall be effective unless expressed in a writing signed by the party to be charged.  Sellers may assign their rights under this Agreement with the Security Agent’s prior written consent.  Security Agent may assign this Agreement by providing prior written notice of such assignment to the Seller, Buyer and the Escrow Agent.  The terms and conditions of this Agreement shall be binding upon and inure to the benefit of each such successor or assign.

ARTICLE XIII

DUE EXECUTION

13.1         Each of Buyer, Sellers, Security Agent and the Escrow Agent hereby represents and warrants that (a) this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal valid and binding obligation and (b) the execution, delivery or performance of this Agreement by such entity will not and does not violate any applicable law or regulation.

ARTICLE XIV

COUNTERPARTS

14.1         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same Agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of an original executed counterpart of this Agreement.

ARTICLE XV

INTERPRETATION

15.1         The headings used in this Agreement are for convenience only and shall not constitute a part of this Agreement.

15.2         As used in this Agreement, “Business Day” means a day other than a Saturday, Sunday, or other day when banking institutions in Chicago, Illinois are authorized or required by law or executive order to be closed.

15.3         All reference to the “UCC” in this Agreement shall mean the Uniform Commercial Code as in effect in the State of Illinois, and Illinois shall be deemed to be the securities intermediary’s jurisdiction (within the meaning of Section 8-110 of the UCC).

ARTICLE XVI

SEVERABILITY

16.1         The parties agree that if any provision of this Agreement shall under any circumstances be deemed invalid or inoperative this Agreement shall be construed with the invalid or inoperative provisions deleted and the rights and obligations of the parties shall be construed and enforced accordingly.

[The next page is the signature page]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Escrow Agreement as of the day and year first above written.

“Buyer” :

VISION ACQUISITION CORPORATION

By:	/s/ LESLIE JEZUIT
Name:	LESLIE JEZUIT
Title:	President

“Sellers” :

PEEK CORPORATION

By:	/s/ ANDREW ROAKE
Name:	ANDREW ROAKE
Title:	Director

PEEK TRAFFIC, INC.

By:	/s/ ANDREW ROAKE
Name:	ANDREW ROAKE
Title:	Director

PEEK TRAFFIC SYSTEMS, INC.

By:	/s/ ANDREW ROAKE
Name:	ANDREW ROAKE
Title:	Director

“Security Agent”

BNP PARIBAS
As Security Agent

By:	/s/ OLGA DURAND
Name:	OLGA DURAND
Title:	Portfolio Manager

“Escrow Agent” :

LASALLE BANK NATIONAL ASSOCIATION, as Escrow Agent

By:	/s/ R.C. BERGMAN
R.C. Bergman, First Vice President

EXHIBIT A

ESCROW ACCOUNT NUMBER AND NAME

Account Number: 62-9219-60-1

 Escrow Account Name: Vision Acquisition – Peek Escrow Account

EXHIBIT B

ESCROW AGENT

SCHEDULE OF FEES

Acceptance Fee:	$500.00

Annual Administration Fee:	$2,500.00

The Acceptance and first year’s Annual Administration Fees are due upon execution of the Escrow Agreement.

Any investment transaction not in a money market fund or a LaSalle Enhanced Liquidity Management account will incur a $150.00 per transaction fee. The parties to the agreement understand and agree that the Escrow Agent may receive certain revenue on certain mutual fund investments.  These revenues take one of two forms:

Shareholder Servicing Payments: Escrow Agent may receive Shareholder Servicing Payments as compensation for providing certain services for the benefit of the Money Market Fund Company.  Shareholder Services typically provided by LaSalle include the maintenance of shareholder ownership records, distributing prospectuses and other shareholder information materials to investors and handling proxy-voting materials. Typically Shareholder Servicing payments are paid under a Money Market Fund’s 12b-1 distribution plan and impact the investment performance of the Fund by the amount of the fee. The shareholder servicing fee payable from any money market fund is detailed in the Fund’s prospectus that will be provided to you.

Revenue Sharing Payments: Escrow Agent may receive revenue sharing payments from a Money Market Fund Company. These payments represent a reallocation to Escrow Agent of a portion of the compensation payable to the fund company in connection with your account’s money market fund investment. Revenue Sharing payments constitute a form of fee sharing between the fund company and Escrow Agent and do not, as a general rule, result in any additional charge or expense in connection with a money market fund investment, are not paid under a 12b-1 plan, and do not impact the investment performance of the Fund.  The amount of any revenue share, if any, payable to Escrow Agent with respect to your account’s investments is available upon request.

All out-of-pocket expenses will be billed at the Escrow Agent’s cost.  Out-of-pocket expenses include, but are not limited to, professional services (e.g. legal or accounting), travel expenses, telephone and facsimile transmission costs, postage (including express mail and overnight delivery charges), and copying charges.